EXHIBIT 32

CERTIFICATIONS REQUIRED PURSUANT TO 18 U.S.C. '1350

     Solely for the purposes of complying with 18 U.S.C. '1350, I, the undersigned President and Chief Executive Officer of Pierre Foods, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended May 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ NORBERT E. WOODHAMS

Norbert E. Woodhams
March 9, 2004

     Solely for the purposes of complying with 18 U.S.C. '1350, I, the undersigned Chief Financial Officer of Pierre Foods, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended May 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ PAMELA M. WITTERS

Pamela M. Witters
March 9, 2004

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